                                 AMENDMENT NO. 3

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado life insurance company ("G-WL&A"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and as the principal underwriter of the Contracts ("UNDERWRITER"), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS                     FORM NUMBERS
---------                     ------------
Future Funds Series Account   GTDAMF92 Vol
                              GTGAMF92 ER
                              GTSMF184-1
                              GTSAMF191
COLI VUL - 2 Series Account   J355
COLI VUL - 4 Series Account   J500
COLI VUL - 7 Series Account   J350
Charles Schwab & Co., Inc.    J444MMFAPP
Schwab Variable Annuity       J444SAAPP
                              J434VAROR

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: November 15, 2007


                                        AIM VARIABLE INSURANCE FUNDS


Attest:  /s/ P. Michelle Grace          By: /s/ Carolyn Gibbs
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Carolyn Gibbs
Title: Assistant Secretary              Title: Assistant Vice President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: John S. Cooper
Title: Assistant Secretary              Title: Executive Vice President


                                        GREAT-WEST LIFE & ANNUITY INSURANCE
                                        COMPANY


Attest: /s/ Julie Collett               By: /s/ Ron Laeyendecker
        -----------------------------       ------------------------------------
Name: Julie Collett                     Name: Ron Laeyendecker
Title: Senior Counsel                   Title: Senior Vice President



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